UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2009

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

3300 Cahaba Road, Suite 300, Birmingham, Alabama	35223
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. – Entry into a Material Definitive Agreement

On June 25, 2009, ServisFirst Bancshares, Inc. (the “Company”) and its wholly owned subsidiary ServisFirst Bank (the “Bank”) entered into a Subordinated Note Purchase Agreement with an institutional investor, pursuant to which the Bank issued and sold to the investor $5,000,000 in principal amount of its 8.25% Subordinated Notes due June 1, 2016 and the Company issued to the investor a Warrant, exercisable at any time on or before June 1, 2016, to purchase up to 15,000 shares of the Company’s common stock at an exercise price of $25 per share.  The securities were sold in a private placement.

The investor has previously purchased, and currently holds, securities of the Company and its subsidiaries.  There are no other material relationships between the investor and the Company or its affiliates.

Section 3 – Securities and Trading Markets

Item 3.02. – Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference in its entirety.  The issuance of the Warrant was, and the issuance and sale of the underlying shares of Common Stock will be, exempt from registration under the Securities Act of 1933 (the “Act”), in reliance on the exemptions from the registration requirements of the Act for transactions not involving any public offering pursuant to Section 4(2) under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: June 25, 2009	By:	/s/ Thomas A. Broughton
Thomas A. Broughton III
Chief Executive Officer